                                                                    EXHIBIT 10.1


                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 2, 1999

                                      AMONG

                     DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                  AS BORROWER,

                         DUKE-WEEKS REALTY CORPORATION,
                        AS GENERAL PARTNER AND GUARANTOR,

                      THE FIRST NATIONAL BANK OF CHICAGO AS
                        ADMINISTRATIVE AGENT AND LENDER,

                         BANC ONE CAPITAL MARKETS, INC.,
                     AS LEAD ARRANGER AND JOINT BOOK RUNNER,

                           WACHOVIA SECURITIES, INC.,
                       AS LEAD ARRANGER, JOINT BOOK RUNNER

                            AND CO-SYNDICATION AGENT,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                AS CO-ARRANGER, CO-SYNDICATION AGENT AND LENDER,

                           FIRST UNION NATIONAL BANK,
                             AS CO-AGENT AND LENDER

                         PNC BANK, NATIONAL ASSOCIATION,
                             AS CO-AGENT AND LENDER

                            THE SEVERAL OTHER LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
RECITALS.............................................................................................   1

ARTICLE I DEFINITIONS................................................................................   1

ARTICLE II THE CREDIT................................................................................  15
         2.1.      Commitment........................................................................  15
         2.2.      Final Principal Payment...........................................................  15
         2.3.      Loans.............................................................................  16
         2.4.      Applicable Margins................................................................  16
         2.5.      Facility Fee......................................................................  16
         2.6.      Upfront Fee.......................................................................  16
         2.7.      Conversion and Extension Fees.....................................................  17
         2.8.      Minimum Amount of Each Advance....................................................  17
         2.9.      Optional Principal Payments.......................................................  17
         2.10.     Method of Selecting Types and Interest Periods for New Advances...................  17
         2.11.     Conversion and Continuation of Outstanding Advances...............................  18
         2.12.     Changes in Interest Rate, Etc.....................................................  18
         2.13.     Rates Applicable After Default....................................................  18
         2.14      INTENTIONALLY OMITTED.............................................................  19
         2.15      INTENTIONALLY OMITTED.............................................................  19
         2.16.     Method of Payment.................................................................  19
         2.17.     Notes; Telephonic Notices.........................................................  19
         2.18.     Interest Payment Dates; Interest and Fee Basis....................................  20
         2.19.     Notification of Advances, Interest Rates and Prepayments..........................  20
         2.20.     Lending Installations.............................................................  20
         2.21.     Non-Receipt of Funds by the Administrative Agent..................................  20
         2.22.     Withholding Tax Exemption.........................................................  21
         2.23.     Usury.............................................................................  21
         2.24.     Applications of Moneys Received...................................................  21

         2.25.     Conversion and Extension Options  ................................................  22

ARTICLE III INTENTIONALLY OMITTED....................................................................  22

ARTICLE IV CHANGE IN CIRCUMSTANCES...................................................................  23
         4.1.      Yield Protection..................................................................  23
         4.2.      Changes in Capital Adequacy Regulations...........................................  24
         4.3.      Availability of LIBOR Advances....................................................  25
         4.4.      Funding Indemnification...........................................................  25
         4.5.      Lender Statements; Survival of Indemnity..........................................  25


                                TABLE OF CONTENTS
                                -----------------
                                     (CONT'D)

ARTICLE V CONDITIONS PRECEDENT.......................................................................  25
         5.1.      Effective Date....................................................................  25
         5.2.      Each Advance......................................................................  28

ARTICLE VI REPRESENTATIONS AND WARRANTIES............................................................  28
         6.1.      Existence.........................................................................  28
         6.2.      Authorization and Validity........................................................  29
         6.3.      No Conflict; Government Consent...................................................  29
         6.4.      Financial Statements; Material Adverse Change.....................................  29
         6.5.      Taxes.............................................................................  29
         6.6.      Litigation and Guarantee Obligations..............................................  30
         6.7.      Subsidiaries......................................................................  30
         6.8.      ERISA.............................................................................  30
         6.9.      Accuracy of Information...........................................................  30
         6.10.     Margin Stock......................................................................  30
         6.11.     Material Agreements...............................................................  30
         6.12.     Compliance With Laws..............................................................  30
         6.13.     Ownership of Properties...........................................................  31
         6.14.     Investment Company Act............................................................  31
         6.15.     Public Utility Holding Company Act................................................  31
         6.16.     Solvency..........................................................................  31
         6.17.     Insurance.........................................................................  31
         6.18.     REIT Status.......................................................................  32
         6.19.     Environmental Matters.............................................................  32
         6.20.     Unencumbered Assets...............................................................  33
         6.21.     Year 2000 Representation and Warranty.............................................  33

         6.22.     Merger............................................................................  33

ARTICLE VII COVENANTS................................................................................  33
         7.1.      Financial Reporting...............................................................  34
         7.2.      Use of Proceeds...................................................................  35
         7.3.      Notice of Default.................................................................  36
         7.4.      Conduct of Business...............................................................  36
         7.5.      Taxes.............................................................................  36
         7.6.      Insurance.........................................................................  36
         7.7.      Compliance with Laws..............................................................  37
         7.8.      Maintenance of Properties.........................................................  37
         7.9.      Inspection........................................................................  37
         7.10.     Maintenance of Status.............................................................  37
         7.11.     Dividends.........................................................................  37
         7.12.     Merger; Sale of Assets............................................................  37
         7.13.     General Partner's Ownership and Control of Borrower...............................  38
         7.14.     Sale and Leaseback................................................................  38
         7.15.     Liens.............................................................................  38


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


                                TABLE OF CONTENTS
                                -----------------
                                     (CONT'D)

         7.16.     Affiliates........................................................................  39
         7.17.     Interest Rate Hedging.............................................................  39
         7.18.     Variable Interest Indebtedness....................................................  39
         7.19.     Consolidated Net Worth............................................................  39
         7.20.     Indebtedness and Cash Flow Covenants..............................................  39
         7.21.     Environmental Matters.............................................................  40
         7.22.     Control of the General Partner....................................................  41
         7.23.     Senior Management of Borrower.....................................................  41
         7.24.     Borrower's Partnership Agreement..................................................  41
         7.25.     General Partner's Assets..........................................................  41
         7.26.     Notice of Rating Change...........................................................  41
         7.27.     Year 2000 Compliance..............................................................  41

         7.28      Delivery of Subsidiary Guaranties ................................................  41

ARTICLE VIII DEFAULTS................................................................................  42

ARTICLE IX ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................  44
         9.1.      Acceleration......................................................................  44
         9.2.      Amendments........................................................................  44
         9.3.      Preservation of Rights............................................................  45

ARTICLE X GENERAL PROVISIONS.........................................................................  45
         10.1.     Survival of Representations.......................................................  45
         10.2.     Governmental Regulation...........................................................  45
         10.3.     Taxes.............................................................................  45
         10.4.     Headings..........................................................................  45
         10.5.     Entire Agreement..................................................................  46
         10.6.     Several Obligations; Benefits of this Agreement...................................  46
         10.7.     Expenses; Indemnification.........................................................  46
         10.8.     Numbers of Documents..............................................................  46
         10.9.     Accounting........................................................................  46
         10.10.    Severability of Provisions........................................................  47
         10.11.    Nonliability of Lenders...........................................................  47
         10.12.    Publicity.........................................................................  47
         10.13.    CHOICE OF LAW.....................................................................  47
         10.14.    CONSENT TO JURISDICTION...........................................................  47
         10.15.    WAIVER OF JURY TRIAL..............................................................  48

ARTICLE XI THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS.....................................  48
         11.1.     Appointment.......................................................................  48
         11.2.     Powers............................................................................  48
         11.3.     General Immunity..................................................................  48
         11.4.     No Responsibility for Loans, Recitals, etc........................................  48
         11.5.     Action on Instructions of Lenders.................................................  49


                                      -iii-
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                                TABLE OF CONTENTS
                                -----------------
                                     (CONT'D)

         11.6.     Employment of Agents and Counsel..................................................  49
         11.7.     Reliance on Documents; Counsel....................................................  49
         11.8.     Administrative Agent's Reimbursement and Indemnification..........................  49
         11.9.     Rights as a Lender................................................................  49
         11.10.    Lender Credit Decision............................................................  50
         11.11.    Successor Administrative Agent....................................................  50
         11.12.    Notice of Defaults................................................................  51
         11.13.    Requests for Approval.............................................................  51
         11.14.    Copies of Documents...............................................................  51
         11.15.    Defaulting Lenders................................................................  51

ARTICLE XII SETOFF; RATABLE PAYMENTS.................................................................  52
         12.1.     Setoff............................................................................  52
         12.2.     Ratable Payments..................................................................  52

ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................  52
         13.1.     Successors and Assigns............................................................  52
         13.2.     Participations. ..................................................................  53
         13.3.     Assignments. .....................................................................  54

         13.4     INTENTIONALLY OMITTED..............................................................  54

         13.4.     Dissemination of Information......................................................  54
         13.5.     Tax Treatment.....................................................................  55

ARTICLE IX NOTICES...................................................................................  55
         14.1.     Giving Notice.....................................................................  55
         14.2.     Change of Address.................................................................  55

ARTICLE XV COUNTERPARTS..............................................................................  55


                                      -iv-
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                                TABLE OF CONTENTS
                                -----------------
                                     (CONT'D)

EXHIBITS:
Exhibit A                     Pricing Grid
Exhibit B-1                   Note
Exhibit B-2                   INTENTIONALLY OMITTED
Exhibit C-1                   INTENTIONALLY OMITTED
Exhibit C-2                   INTENTIONALLY OMITTED
Exhibit C-3                   INTENTIONALLY OMITTED
Exhibit D                     Form of Opinion
Exhibit E                     Form of Loan/Credit Related Money Transfer Instruction
Exhibit F                     Form of Compliance Certificate
Exhibit G                     Minimum Specifications for Environmental Investigations
Exhibit H                     Form of Assignment Agreement
Exhibit I                     INTENTIONALLY OMITTED
Exhibit J                     INTENTIONALLY OMITTED
Exhibit K                     Form of Subsidiary Guaranty


SCHEDULES:

Schedule 1        Subsidiaries and Other Investments
Schedule 2        Indebtedness and Liens
Schedule 3        Unencumbered Assets


                                      -v-

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement dated as of July 2, 1999 is among Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "BORROWER"), Duke-Weeks Realty Corporation, an Indiana corporation (the "GENERAL PARTNER" and the "GUARANTOR"), Banc One Capital Markets, Inc. ("BOCM") and Wachovia Securities, Inc. ("WACHOVIA") (collectively, the "LEAD ARRANGERS" and "JOINT BOOK RUNNERS"), Wells Fargo Bank, National Association, as Co-Arranger (the "CO-ARRANGER"), The First National Bank of Chicago ("FIRST CHICAGO") as a Lender and not individually, but as "ADMINISTRATIVE AGENT", Wells Fargo and Wachovia as "CO-SYNDICATION AGENTS", First Union National Bank, as Co-Agent, PNC Bank, National Association, as Co-Agent, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, with First Chicago and Wells Fargo, the "LENDERS") (this "AGREEMENT").

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Merger dated February 28, 1999, the General Partner is the surviving entity of the merger of Weeks Corporation into Duke Realty Investments, Inc. and Borrower is the surviving entity of the merger of Weeks Realty L.P. into Duke Realty Limited Partnership.

         B. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing office, industrial and retail properties.

         C. The General Partner, the Borrower's sole general partner, is listed on the New York Stock Exchange and is qualified as a real estate investment trust.

         D. The Borrower and the General Partner have requested that the Lenders make loans available to the Borrower in the aggregate amount of up to $300,000,000, pursuant to the terms of this Agreement (the "FACILITY") and that the Administrative Agent act as administrative agent for the Lenders. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Administrative Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to ARTICLE XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE XI.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same LIBOR Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, which initially shall be $300,000,000.

         "Agreement" means this Revolving Credit Agreement, as it may be amended or modified

         "Applicable Margin" means the applicable margin set forth in the table in EXHIBIT A used in calculating the interest rate applicable to the various Types of Advances which shall vary from time to time in accordance with Borrower's and Guarantor's long term unsecured debt ratings.

         "Arrangers" means BOCM, Wachovia and Wells Fargo.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets Under Development" means, as of any date of determination, any Project owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing building or buildings has been commenced and is continuing, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP.

         "Authorized Officer" means any of Darell E. Zink, Dennis D. Oklak, Gary Burk, Matthew A. Cohoat, Michael D. Pitts, David Stockert, Thomas C. Hefner, A. Ray Weeks, Jr., or Thomas D. Senkbeil acting singly.

         "Borrower" means Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, and its successors and permitted assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in SECTION 2.10.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, San Francisco, California and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and San Francisco, California for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditure Reserve Amount" means, for any quarter, the greater of (i) 6% of EBITDA for such quarter or (ii) the average quarterly capital expenditures, leasing commissions and tenant improvement costs except for leasing commissions and tenant improvement costs associated with the initial leasing of space not previously occupied (I.E., first generation space) for the four most recently completed quarters.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P, A or the equivalent thereof by Duff & Phelps or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $500,000,000, and (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P, A-1 or the equivalent thereof by Duff & Phelps or P-1 or the equivalent thereof by Moody's and in any such case maturing within 90 days from such date.

         "CBR Advance" means an Advance which bears interest at the CBR Rate.

         "CBR Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to CBR Advances and CBR Loans.

         "CBR Loan" means a Loan which bears interest at the CBR Rate.

         "CBR Rate" means, for any day, a rate per annum equal to (i) the Corporate Base Rate for such day plus (ii) CBR Applicable Margin for such day, in each case changing when and as the Corporate Base Rate changes.

         "Closing Date" means the date of this Agreement.

         "Co-Arranger" means Wells Fargo.

         "Co-Syndication Agents" means Wachovia and Wells Fargo

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Condemnation" is defined in SECTION 8.9.

         "Consent Notice" is defined in SECTION 2.25.

         "Consolidated Net Income" means, for any period, consolidated net income (or loss) of the General Partner, the Borrower and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the General Partner or the Borrower or is merged into or consolidated with the General Partner, the Borrower or any of their Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Market Capitalization as of such date MINUS (b) Total Liabilities as of such date.

         "Consolidated Secured Indebtedness" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date which is secured by a Lien on any asset of the General Partner, the Borrower or any of their respective Subsidiaries and (b) the excess, if any, of (i) the aggregate principal amount of all Unsecured Indebtedness of the Subsidiaries of the General Partner or the Borrower OVER
(ii) $5,000,000, determined on a consolidated basis in accordance with GAAP and
(c) the General Partner's and Borrower's pro rata share of any secured debt in Investment Affiliates.

         "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their Subsidiaries outstanding at such date, which does not constitute Consolidated Secured Indebtedness, but excluding Indebtedness which is contractually subordinated to the Indebtedness of the General Partner, the Borrower and their Subsidiaries under the Loan Documents on customary terms acceptable to the Administrative Agent.

         "Consolidated Total Indebtedness" means, as of any date of determination, all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Unsecured Indebtedness" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their Subsidiaries outstanding at such date, which does not constitute Consolidated Secured Indebtedness.

         "Continuing Lenders" is defined in SECTION 2.25.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the General Partner, the Borrower or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in SECTION 2.11.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

         "Debt Service" means, for any fiscal quarter, Interest Expense plus scheduled principal amortization payments (excluding balloon payments), PROVIDED that in the case of amortization payments made less frequently than quarterly, 25% of the aggregate amortization payments for the fiscal year including such fiscal quarter shall be included in Debt Service for such quarter.

         "Default" means an event of default described in ARTICLE VIII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co. and its successors.

         "EBITDA" means operating income before extraordinary items, equity in earnings of Investment Affiliates and minority interest in earnings, as reported by the General Partner, the Borrower and their Subsidiaries in accordance with GAAP, plus (i) Interest Expense, depreciation, amortization and income tax (if any) expense plus (ii) (without redundancy) the General Partner's and the Borrower's pro rata share of Net Operating Income from Investment Affiliates.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the General Partner, the Borrower or any Subsidiary or any of their respective assets or Projects.

         "Equity Value" means Net Operating Income capitalized at a 9.5% rate less any Indebtedness or, in the case of assets acquired after the closing of the Facility, the purchase price less any Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Extension Request" is defined in SECTION 2.25.

         "Facility"  means the meaning given to such word in Recital D.

         "Facility Fee" is defined in SECTION 2.5.

         "Facility Termination Date" means July 1, 2000, subject to extension to April 14, 2001 pursuant to SECTION 2.25 of this Agreement.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fixed Charges" means, for any fiscal quarter, Debt Service plus the Capital Expenditure Reserve Amount for such quarter, PLUS Preferred Dividends.

         "Funds From Operations" means, for any period, Consolidated Net Income for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provisions for or benefits from income taxes for such period.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 7.1.

         "General Partner" means Duke-Weeks Realty Corporation, an Indiana corporation, the sole general partner of the Borrower, and its successors and assigns.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantor" means the General Partner in its capacity as the guarantor under the Guaranty.

         "Guaranty" means that certain Guaranty of even date herewith executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, (k) such Person's pro rata share of debt in Investment Affiliates and (l) any loans where such Person is liable as a general partner.

         "Indemnified Parties" means the Lead Arrangers, the Co-Arranger and the Administrative Agent.

         "Interest Expense" means all interest expense of the General Partner, the Borrower and their Subsidiaries determined in accordance with GAAP plus (i) the General Partner's and the Borrower's pro rata share of interest expense in Investment Affiliates, (ii) capitalized interest not covered by an interest reserve from a loan facility, (iii) 100% of any accrued, or paid interest incurred on any obligation for which the Borrower or the General Partner is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the General Partner or the Borrower, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the General Partner or the Borrower on the consolidated financial statements of the General Partner or the Borrower.

         "Lead Arrangers" means Wachovia and BOCM.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement pursuant to
SECTION 13.3.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

         "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with SECTION 2.4 hereof.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day. In no event shall a LIBOR Interest Period extend beyond the then current Facility Termination Date.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not a multiple of 1/16 of 1% or 1/100 of 1%.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Guaranty, and any other document from time to time evidencing or securing indebtedness or obligations incurred by the General Partner or the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Market Capitalization" means (a) Total Property Operating Income capitalized at 9.5%, plus (b) "earnings from service operations" capitalized at 20%, plus (c) 50% of Assets Under Development (75% for a property that has signed leases for 75% or more of the space), plus (d) the amount of any cash equivalents, excluding tenant security and other restricted deposits, plus (e) the lower of book value or market value of land not under development.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the General Partner, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the General Partner or the Borrower to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Merger" means the merger of Weeks, General Partner and their respective operating partnerships substantially in the form announced by Weeks on March 1, 1999 pursuant to that certain Agreement and Plan of Merger dated February 28, 1999.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the General Partner, the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Operating Income" means, with respect to any Investment Affiliate or Subsidiary, for any period, such entity's operating income minus all operating expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the generation of such operating income but excluding interest expense and other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

         "Note" means a promissory note, in substantially the form of EXHIBIT B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in SECTION 13.3.2.

         "Obligations" means the Advances and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         "Participants" is defined in SECTION 13.2.1.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

         "Permitted Liens" are defined in SECTION 7.15.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the General Partner, the Borrower or any member of the Controlled Group may have any liability.

         "Preferred Dividends" shall mean, for any period, without duplication of such amounts as constitute intercompany debts or distributions, the sum of
(a) dividends or distributions due and payable or accrued during such period on preferred stock issued by General Partner or a Subsidiary, and (b) distributions which are the functional equivalent of preferred dividends (i.e., which the issuer is required to make prior to distributions on another class or other classes of partnership interests) and which are due and payable or accrued during such period on preferred partnership interests issued by Borrower or any other Subsidiary.

         "Project" means any real estate asset owned or operated by the Borrower or any Subsidiary and operated or intended to be operated as an office, industrial or retail property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Property Operating Income" means, with respect to any Project or other real estate asset, for any period, earnings from rental operations (computed in accordance with GAAP) attributable to such Project or other real estate asset plus depreciation, amortization and interest expense for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance).

         "Purchasers" is defined in SECTION 13.3.1.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least
66 2/3% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances (not held by Defaulting Lenders who are not entitled to vote).

         "Response Date" is defined in SECTION 2.25.

         "Revolving Credit Termination Balance" means the aggregate principal amount of Advances outstanding on the Revolving Credit Termination Date after giving effect to any Advances made or repaid on that date.

         "Revolving Credit Termination Date" means July 1, 2000 or any later date as may be specified as the Revolving Credit Termination Date in accordance with SECTION 2.25.

         "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement on Eurocurrency liabilities.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the General Partner or the Borrower or any member of the Controlled Group for employees of the General Partner or the Borrower or any member of the Controlled Group.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or the General Partner.

         "Subsidiary Guarantor" means each wholly owned Subsidiary of the Borrower that does not have any Indebtedness and which executes and delivers to the Administrative Agent a Subsidiary Guaranty pursuant to SECTION 7.28.

         "Subsidiary Guaranty" means any guaranty executed and delivered by any Subsidiary of the Borrower, substantially in the form of EXHIBIT K, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion" means, with respect to the Property of the General Partner, the Borrower or their Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the General Partner, the Borrower and their Subsidiaries as disclosed on the most recently issued quarterly consolidated financial statements of the General Partner, the Borrower and their Subsidiaries, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the General Partner, the Borrower and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Term Loan Request" is defined in SECTION 2.25.

         "Total Liabilities" means all Indebtedness plus all other GAAP liabilities of the Borrower, General Partner and their respective Subsidiaries.

         "Total Property Operating Income" means the sum of (i) earnings from rental operations (computed in accordance with GAAP) plus depreciation, amortization and interest expense (adjusted for any acquisitions and divestitures), and (ii) (without redundancy) the Borrower's pro rata share of Net Operating Income from Investment Affiliates. The earnings from rental operations shall be adjusted to include pro forma earnings (as substantiated to the satisfaction of the Administrative Agent) for an entire quarter for any property acquired or placed in service during the quarter and to exclude earnings during such quarter from any property not owned as of the end of the quarter.

         "Transferee" is defined in SECTION 13.5.

         "Type" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

         "Unencumbered Asset" means, with respect to any Project which is in service, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary, but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and
(vi)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any Subsidiary) which prohibits or limits the ability of the General Partner, the Borrower or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the General Partner, the Borrower or any of their Subsidiaries, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and (vi)) on any assets or Capital Stock of the General Partner, the Borrower or any of their

Subsidiaries, or would entitle any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in SECTIONS 7.15(v) and
(vi)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and
(d) is 100% owned in fee simple by the Borrower or a Subsidiary Guarantor. For the purposes of this Agreement, any Property of a Subsidiary shall not be deemed to be unencumbered unless both (i) such Property and (ii) all Capital Stock of such Subsidiary held by the General Partner or the Borrower is unencumbered.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash and Cash Equivalents" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by the Borrower or any of its consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by the Borrower or any of its consolidated Subsidiaries. As used in this definition, "Unrestricted" means the specified asset is not subject to any Liens or claims of any kind in favor of any Person.

         "Value of Unencumbered Assets" means, as of the end of a quarter, the value of all Unencumbered Assets as of such date (other than those that are not approved by the Required Lenders), determined by capitalizing the Property Operating Income for such quarter (as annualized) from such Unencumbered Assets at a rate of 9.5%. The Required Lenders shall have the right to approve assets which are included in the determination of the Value of Unencumbered Assets. The substitution or addition of new assets shall also be subject to the approval of the Required Lenders. If an approved asset is acquired during a quarter then Borrower shall be entitled to include pro forma Property Operating Income from such property for the entire quarter in the foregoing calculation. If an asset is not owned as of the last day of a quarter then no value shall be included based on capitalizing Property Operating Income from such asset.

         "Wachovia" means Wachovia Securities, Inc.

         "Weeks" means Weeks Corporation as such entity existed prior to the effective date of the Merger.

         "Weeks LP" means Weeks Realty L.P. as such entity existed prior to the effective date of the Merger.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such

Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Withdrawing Lender" is defined in SECTION 2.25.

         "Yield Related Law" is defined in SECTION 4.1.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDIT

         2.1. COMMITMENT. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Lender severally agrees, subject to the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time prior to the Revolving Credit Termination Date, provided THAT the making of any such Loan will not cause the total of the outstanding principal balance of all Loans to exceed the Aggregate Commitment. Each Lender shall fund its Percentage of each Advance and no Lender will be required to fund any amount, which when aggregated with such Lender's Percentage of all other Advances then outstanding would exceed such Lender's Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. The Commitments of each Lender to lend hereunder shall expire on the Revolving Credit Termination Date.

         2.2. FINAL PRINCIPAL PAYMENT. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be CBR Advances or LIBOR Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.10 and 2.11.

         2.4. APPLICABLE MARGINS. The CBR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the long-term unsecured debt ratings from Moody's, Duff & Phelps and S&P of the General Partner and the Borrower. In the event the General Partner and the Borrower have different ratings, the rating of the higher rated entity shall be used. In the event the rating agencies are split on the rating for the higher rated entity, the second highest rating for such entity shall be deemed to be the applicable rating (e.g., if the higher rated entity's Moody's debt rating is Baa1, its S&P debt rating is BBB and its Duff and Phelps' rating is BBB, then the Applicable Margins shall be computed based on the S&P rating), and the Applicable Margins shall be adjusted effective on the next Business Day following any change in the higher rated entity's Moody's debt rating, S&P's debt rating and/or Duff & Phelps' debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the table attached as EXHIBIT A. In the event that S&P, Duff & Phelps or Moody's or any two of them shall discontinue their ratings of the REIT industry, the General Partner or the Borrower, a mutually agreeable substitute rating agency (or two mutually agreeable substitute agencies if two of the existing rating agencies discontinue such ratings) shall be selected by the Required Lenders and the Borrower. If the Required Lenders and the Borrower cannot agree on a substitute rating agency or substitute rating agencies within thirty (30) days of such discontinuance, or if S&P, Duff & Phelps, and Moody's shall discontinue their ratings of the REIT industry, the Borrower, or the General Partner, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type.

         If a rating agency downgrade or discontinuance results in an increase in the CBR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at the Borrower's request, the Borrower shall receive a credit against interest next due the Lenders equal to interest accrued from time to time during such period of downgrade or discontinuance and actually paid by the Borrower on the Advances at the differential between such Applicable Margins.

         2.5. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated at a per annum percentage ("FACILITY FEE RATE") of the total Aggregate Commitment. The Facility Fee Rate shall vary from time to time based on the Borrower's or General Partner's long term unsecured debt rating as set forth in the table attached hereto as EXHIBIT A, payable quarterly in arrears on the last day of each calendar quarter hereafter beginning September 30, 1999 and on the Facility Termination Date.

         2.6. UPFRONT FEE. The Borrower will pay to Administrative Agent for the benefit of the Lenders on or before the date hereof the fees specified in that certain Fee Letter dated June 7, 1999. The Administrative Agent shall distribute such fees to the Lenders in accordance with a separate agreement between the Administrative Agent and the Lenders.

         2.7. CONVERSION AND EXTENSION FEES. If Borrower exercises its option pursuant to a Term Loan Request under SECTION 2.25 of this Agreement to convert the aggregate outstanding Loans to a term loan, Borrower shall pay each Lender a fee equal to 0.175% of the aggregate of such Lender's outstanding Loans on the initial Revolving Credit Termination Date. If the Facility is extended pursuant to an Extension Request under SECTION 2.25 of this Agreement, Borrower shall pay each Continuing Lender a fee equal to 0.175% of such Continuing Lender's Commitment immediately after the extension and reallocation of all of the Commitments pursuant to SECTION 2.25.

         2.8. MINIMUM AMOUNT OF EACH ADVANCE. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof), and each CBR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any CBR Advance may be in the amount of the unused Aggregate Commitment.

         2.9. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding CBR Advances upon two Business Days' prior notice to the Administrative Agent. The Borrower may from time to time pay a LIBOR Advance, provided a LIBOR Advance may not be paid prior to the last day of the applicable LIBOR Interest Period unless accompanied by any amount due pursuant to Section 4.4.

         2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the LIBOR Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") (i) not later than 10:00 a.m. Chicago time, at least one (1) Business Day before the Borrowing Date of each CBR Advance and (ii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, specifying:

               (a) the Borrowing Date, which shall be a Business Day, of such Advance,

               (b)    the aggregate amount of such Advance,

               (c)    the Type of Advance selected, and

               (d) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE
XIV. The Lenders shall not be obligated to match fund their LIBOR Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No LIBOR Interest Period may end after the Facility Termination Date and, unless all of the Lenders otherwise agree in writing, in no event may there be more than five (5) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

         2.11. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. CBR Advances shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into an CBR Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another LIBOR Interest Period. Subject to the terms of SECTION 2.8, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advance; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into an CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

               (i) the requested date which shall be a Business Day, of such conversion or continuation;

               (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

               (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

         2.12. CHANGES IN INTEREST RATE, ETC. Each CBR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to SECTION 2.11 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to SECTION 2.11 hereof, at a rate per annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such LIBOR Advance.

         2.13. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued beyond its current term as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus 2% per annum and (ii) each CBR Advance shall bear interest at a rate per annum equal to the CBR Rate otherwise applicable to the CBR Advance plus 2% per annum; provided that such rates shall become applicable automatically without notice to the Borrower if a Default occurs under SECTION 8.7 or SECTION 8.8.

         2.14. INTENTIONALLY OMITTED

         2.15. INTENTIONALLY OMITTED

         2.16. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative

Agent at the Administrative Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied by the Administrative Agent among the Lenders in accordance with the class or type of Obligation being paid. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to
ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender promptly, which is expected to be by the close of business on the same Business Day received by Administrative Agent if received by noon (local time) but shall in any event not be later than the next Business Day, PROVIDED that the Administrative Agent shall pay to such Lenders interest thereon, at the lesser of (i) the Federal Funds Effective Rate and (ii) the rate of interest applicable to such Loans, from the Business Day such funds are received by the Administrative Agent in immediately available funds (PROVIDED, if such funds are not received by the Administrative Agent by noon (local time), such period shall commence on the Business Day immediately following the day such funds are received) until such funds are paid to such Lenders. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.17. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. Each Lender's books and records, including without limitation, the information, if any, recorded by the Lender on the Schedule attached to its Note, shall be deemed to be PRIMA FACIA correct. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer of each telephonic notice, if such confirmation is requested by the Administrative Agent or any Lender. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.18. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity, whether by acceleration or otherwise. Interest accrued on each LIBOR Advance shall also be payable on any date on which the LIBOR Advance is prepaid (provided that nothing herein shall authorize a prepayment which is not otherwise permitted hereunder). Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.19. NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS. Promptly after receipt thereof (but in no event later than one Business Day prior to the proposed Borrowing Date for a CBR Advance or three Business Days prior to the proposed Borrowing Date for a LIBOR Advance) the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Term Loan Request, Extension Request, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.

         2.20. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.21. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.22. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.23. USURY. This Agreement and each Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, the Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to a Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.24. APPLICATIONS OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

               (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

               (ii) to the reimbursement of any yield protection due to the Lenders in accordance with SECTION 4.1;

               (iii) to the payment of the Facility Fee to the Lenders, if then due, in accordance with their Percentages and to the payment of the Administrative Agent's Fee to the Administrative Agent if then due;

               (iv) (a) in case the entire unpaid principal of the Loan shall not have become due and payable, the whole amount received as interest then due to the Lenders (other than a Defaulting Lender) as their respective Percentages appear, together with the whole amount, if any, received as principal to the Lenders as their respective Percentages appear, or (b) in case the entire unpaid principal of the Loan shall have become due and payable, as a result of a Default or otherwise, to the payment of the whole amount then due and payable on the Loan for principal, together with interest thereon at the Default Rate to the Lenders (other than a Defaulting Lender) as their respective Percentages appear until paid in full; and

               (v) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.25. CONVERSION AND EXTENSION OPTIONS.

         (a) The Borrower shall have the option to (1) convert the Revolving Credit Termination Balance to a term loan maturing on April 14, 2001 (in which case any unfunded portion of the Commitments shall be cancelled and the Facility Termination Date shall be extended to April 14, 2001), provided no Default exists (a "Term Loan Request"), or (2) request an extension to April 14, 2001 of both the Revolving Credit Termination Date and the Facility Termination Date (an "Extension Request"). Borrower must provide any such Term Loan Request or Extension Request to the Administrative Agent no more than sixty (60) days prior to the initial Revolving Credit Termination Date, and no less than thirty (30) days prior to the initial Revolving Credit Termination Date, provided that if Borrower issues an Extension Request and such request is not approved by the Required Lenders, Borrower may issue a Term Loan Request within five (5) days of notification that such request was not approved. Promptly upon receipt from the Borrower of any notice pursuant to this SECTION 2.25, the Administrative Agent shall notify each Lender of the contents of such notice and, in the case of an Extension Request, shall request that such Lender approve the Extension Request. If the Borrower issues a Term Loan Request, the Revolving Credit Termination Balance shall be converted to a term loan in the manner described above without the need for any consent or approval of the Administrative Agent, the Arrangers, the Lenders or any other party. Each Lender approving an Extension Request shall deliver its written consent (a "Consent Notice") to the Borrower and the Administrative Agent on or prior to the fifteenth (15th) day after the date on which such notice is sent by the Administrative Agent to the Lenders (the "Response Date"). Each Lender may give or withhold its consent to any Extension Request in its sole discretion. The extension pursuant to any Extension Request shall only be effective if such extension is approved by the Required Lenders, and such extension shall not be effective with respect to any Lender which (i) by notice (a "Withdrawal Notice") to the Borrower and the Administrative Agent prior to the Response Date declines to consent to such Extension Request or (ii) fails to respond to the Borrower and the Administrative Agent prior to the Response Date (each such Lender, a "Withdrawing Lender" and each Lender other than a Withdrawing Lender, a "Continuing Lender"). The Administrative Agent shall promptly notify the Borrower and the Lenders whether the Extension Request was approved or denied. If the consent of the Required Lenders to any such Extension Request is received by the Administrative Agent on or prior to the Response Date, (i) the new Revolving Credit Termination Date shall become effective on the initial Revolving Credit Termination Date, (ii) the Agent shall promptly notify the Borrower and each Lender of the new Revolving Credit Termination Date, (iii) the Commitments of the Continuing Lenders shall be extended on the initial Revolving Credit Termination Date and (iv) the Withdrawing Lenders shall be paid in full and their Commitments shall be cancelled or assumed by new lenders selected by the Borrower and the Arrangers on the initial Revolving Credit Termination Date. Upon repayment of a Withdrawing Lender's Loans, such Lender shall be released from this Agreement, its Percentage of the Aggregate Commitment, and all of the rights and obligations under the Agreement as of the date of such release. Such Lender will remain responsible for all obligations accruing prior to the date of such release. Concurrently with such release, the Aggregate Commitment shall be reduced by the Commitment of the Lender that is released and the Percentages shall be recalculated, unless the Borrower arranges for a new lender to assume such Lender's Commitment by assignment in accordance with the terms of this Agreement

         (b) A Withdrawing Lender shall be obliged, at the request of the Borrower and the Arrangers and subject to such Withdrawing Lender receiving payment in full of all amounts owing to it under this Agreement, to assign, without recourse or warranty and by an assignment agreement substantially in the form of "EXHIBIT H" attached hereto, all of its rights and obligations under this Agreement to another financial institution nominated by the Borrower and the Arrangers and willing to participate in the facility through the new Revolving Credit Termination Date in place of such Withdrawing Lender; provided that such assignee satisfies all of the requirements of this Agreement.


                                  ARTICLE III

                              INTENTIONALLY OMITTED


                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith (the "Yield Related Law"),

              (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state and local income or franchise taxes on the overall income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment. Within twenty (20) days after such Lender makes any such demand, Borrower may repay all of such Lender's Loans, so long as no Default exists at the time of such election and the Yield Related Law affects the yield of less than all of the Lenders. Upon election of such repayment option and repayment of such Lender's Loans, such Lender shall be released from this Agreement, its Percentage of the Aggregate Commitment, and all of the rights and obligations under the Agreement as of the date of such release. Such Lender will remain responsible for all obligations accruing prior to the date of such release. Concurrently with such release, the Aggregate Commitment shall be reduced by the Commitment of the Lender that is released and the Percentages shall be recalculated, unless the Borrower arranges for a new lender to assume such Lender's Commitment by assignment in accordance with the terms of this Agreement.

         4.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within fifteen days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion on such increased capital which such Lender determines is attributable to this Agreement, its Loans, or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3. AVAILABILITY OF LIBOR ADVANCES. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, then, if for any reason whatsoever the provisions of SECTION 4.1 are inapplicable, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

         4.4. FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         4.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of a LIBOR Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTIONS 4.1, 4.2 or 4.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. EFFECTIVE DATE. This Agreement shall not become effective, and the Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower shall have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

              (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, the Guaranty and this Agreement;

              (ii)   Copies, certified by an officer of the General Partner, of
                     (1) its formation documents (including by-laws), together with all amendments thereto and (2) the formation documents (including the Partnership Agreement) of the Borrower, together with all amendments thereto;

              (iii) An incumbency certificate, executed by an officer of the General Partner, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

              (iv) Copies, certified by the Secretary or Assistant Secretary, of the General Partner's Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by the General Partner and the Borrower hereunder;

              (v) A written opinion of the General Partner and the Borrower's counsel, addressed to the Lenders in substantially the form of EXHIBIT D hereto;

              (vi) A certificate, signed by an officer of the General Partner on behalf of the Borrower and for itself, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the General Partner and the Borrower are true and correct as of the initial Borrowing Date;

              (vii) A Financial Officer's Certificate for Borrower certifying attached pro-forma financial statement and pro-forma compliance certificate in substantially the form of EXHIBIT F hereto (including all schedules or exhibits) as of March 31, 1999 based on the assumption the Merger had been consummated as of such date and including a certificate from an officer of the General Partner that there has been no material adverse change in the information in such pro-forma financial statement and compliance certificate;

              (viii) UCC financing statement, judgment, and tax lien searches with respect to the General Partner, the Borrower, Weeks and Weeks LP from the State of Indiana and the Secretary of State of any state in which any of General Partner, Borrower, Weeks or Weeks LP owns properties (notwithstanding anything to the contrary in this SECTION 4.1(viii), the Borrower may deliver such searches from states other than Indiana post-closing as provided in
                     SECTION 7.29);

              (ix) Evidence of sufficient Unencumbered Assets (which evidence if requested by Administrative Agent may include mortgage releases and title policies) to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in
                     ARTICLE VII herein;

              (x) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

              (xi) Evidence that all parties whose consent is required for Borrower or General Partner to execute the Loan Documents have provided such consents;

              (xii) Evidence that (a) the Merger has been consummated substantially in accordance with the agreements and information provided to the Arrangers, (b) no litigation is pending or threatened in connection with the Merger and (c) all consents and approvals necessary for consummation of the Merger from governmental entities, boards, and third parties have been obtained;

              (xiii) Evidence that the Facility complies with the margin requirements of Regulation U, and other applicable laws and regulations;

              (xiv) Evidence that the following credit facilities extended to Weeks and its related operating partnerships have been paid and terminated: (a) that certain $225,000,000 Syndicated Credit Agreement dated July 1, 1998, (b) that certain $20,000,000 Swing Credit Agreement dated July 1, 1998 and
                     (c) that certain $85,000,000 Syndicated Term Loan Agreement dated December 4, 1998; and

              (xv) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

         5.2. EACH ADVANCE. The Lenders shall not be required to make any Advance other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances, unless on the applicable Borrowing Date:

              (i)    There exists no Default or Unmatured Default;

              (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date with respect to the General Partner, the Borrower and to any Subsidiary in existence (as applicable) on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

              (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(i) and (ii) have been satisfied. Borrower shall also furnish a duly completed compliance certificate in substantially the form of EXHIBIT F hereto (including all schedules or exhibits) as a condition to making an Advance; provided that the calculations contained therein shall be based on the most recent quarterly information available.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The General Partner and the Borrower each respectively (unless otherwise noted) represents and warrants to the Lenders that:

         6.1. EXISTENCE. It is duly organized, validly existing and in good standing under the laws of the State of Indiana, with its principal place of business in Indianapolis, Indiana and is duly qualified as a foreign corporation or partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.2. AUTHORIZATION AND VALIDITY. It has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by it of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of, respectively, the General Partner or the Borrower enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by it of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, respectively, the General Partner or the Borrower or any of such entity's Subsidiaries or such entity's or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership or partnership agreement or the provisions of any indenture, instrument or agreement to which such entity or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the

Property of such entity or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         6.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The March 31, 1999 consolidated pro-forma financial statements of the General Partner, the Borrower and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present, assuming the Merger had been consummated on or prior to such date, the consolidated financial condition and operations of General Partner, the Borrower and their Subsidiaries at such date and the consolidated results of their operations for the period then ended. There has been no change in the information in such pro-forma statements which could have a Material Adverse Effect.

         6.5. TAXES. It and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by, respectively, the General Partner or the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the General Partner, the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.6. LITIGATION AND GUARANTEE OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting the General Partner, the Borrower or any of their Subsidiaries which could have a Material Adverse Effect. It has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 7.1.

         6.7. SUBSIDIARIES. SCHEDULE 1 hereto contains an accurate list of all of the presently existing Subsidiaries of such entity, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by it or its Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither it nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither it nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         6.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of such entity or any of its Subsidiaries to the

Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of such entity or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.10. MARGIN STOCK. It does not hold any margin stock (as defined in Regulation U).

         6.11. MATERIAL AGREEMENTS. Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither it nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         6.12. COMPLIANCE WITH LAWS. It and its Subsidiaries have complied, to the best of their knowledge, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither it nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         6.13. OWNERSHIP OF PROPERTIES. On the date of this Agreement, it and its Subsidiaries will have good title, free of all Liens other than those permitted by SECTION 7.15, to all of the Property and assets reflected in the financial statements as owned by it.

         6.14. INVESTMENT COMPANY ACT. Neither it nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither it nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.16. SOLVENCY. (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the General Partner, the Borrower and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the General Partner, the Borrower and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the General Partner, the Borrower and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) It does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         6.17. INSURANCE. It and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where it and its Subsidiaries operate, including, without limitation:

               (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

               (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

               (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         6.18. REIT STATUS. The General Partner is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust and currently is in compliance with all applicable provisions of the Code.

         6.19. ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Closing Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (i) To the best knowledge of, respectively, the General Partner or the Borrower, the Projects of such entity and its Subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws. In making this statement, General Partner and

                      Borrower are assuming (except to the extent that either of them has actual knowledge to the contrary) that any Person handling any Materials of Environmental Concern at any Project will do so in a reasonable manner and in accordance with all legal requirements.

               (ii) To the best knowledge of such entity, the Projects of such entity and its Subsidiaries and all operations at the Projects are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Projects of such entity and its Subsidiaries, or violation of any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

               (iii) Neither it nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened.

               (iv) To the best knowledge of such entity, Materials of Environmental Concern have not been transported or disposed of from the Projects of such entity and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of such entity and its Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

               (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such entity, threatened, under any Environmental Law to which such entity or any of its Subsidiaries is or will be named as a party with respect to the Projects of such entity and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

               (vi) To the best knowledge of such entity, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of such entity and its Subsidiaries, or arising from or related to the operations of such entity and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.20. UNENCUMBERED ASSETS. SCHEDULE 3 hereto contains a complete and accurate description of Unencumbered Assets as of the Closing Date.

         6.21. YEAR 2000 REPRESENTATION AND WARRANTY. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan.

         6.22. MERGER. The Merger has been consummated substantially in accordance with the agreements and information provided to the Arrangers, no litigation is pending or threatened in connection with the Merger and all consents and approvals necessary for consummation of the Merger from governmental entities, boards, and third parties have been obtained.


                                   ARTICLE VII

                                    COVENANTS

         During the term of this Agreement, unless, with respect to SECTIONS 7.20(iii), (iv) and (v), the Required Lenders including the Arrangers and, with respect to all other Sections in this ARTICLE VII, the Required Lenders shall otherwise consent in writing:

         7.1. FINANCIAL REPORTING. The General Partner and the Borrower will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

              (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the General Partner (consolidated with the Borrower and their Subsidiaries), an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the General Partner, the Borrower and their Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the General Partner's chief financial officer or chief accounting officer;

              (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer, including a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their Property Operating Income, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Project information for all Projects, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested;

              (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the General Partner (consolidated with the Borrower and their Subsidiaries), audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by KPMG Peat Marwick LLP (or other independent certified public accountants of nationally recognized standing acceptable to Administrative Agent) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit;

              (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, certified by the entity's chief financial officer or chief accounting officer, including reports containing taxable income and Property Operating Income for each individual property;

              (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT F hereto signed by the General Partner's and the Borrower's chief financial officers or chief accounting officers showing the calculations and computations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

              (vi) As soon as possible and in any event within 10 days after the General Partner or the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such entity, describing said Reportable Event and the action which such entity proposes to take with respect thereto;

              (vii) As soon as possible and in any event within 10 days after receipt by the General Partner or the Borrower, a copy of
                     (a) any notice or claim to the effect that the General Partner, the Borrower or any of their Subsidiaries is or may be liable to any Person as a result of the release by such entity, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the General Partner or the Borrower or any of their Subsidiaries, which, in either case, could have a Material Adverse Effect;

              (viii) Promptly upon the furnishing thereof to the shareholders of the General Partner or the partners of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

              (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the General Partner, the Borrower or any of their Subsidiaries files with the Securities Exchange Commission;

              (x) Promptly upon the distribution thereof to the press or the public, copies of all press releases; and

              (xi) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         Notwithstanding anything to the contrary contained in this SECTION 7.1, all deliveries required for the quarter ended June 30, 1999 shall include, in addition to the above requirements, pro-formas based on the assumption that the Merger had been consummated as of such date.

         7.2. USE OF PROCEEDS. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, use the proceeds of the Advances to repay the existing revolving bank credit agreements of Weeks LP, and then for the general business purposes of the Borrower, including working capital needs and interim financing for property acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, and to repay outstanding Advances. The General Partner and the Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) or (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto and the Required Lenders have consented to such use of the proceeds of such Advance.

         7.3. NOTICE OF DEFAULT. The General Partner and the Borrower will give, and will cause each of their Subsidiaries to give, prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) of any other development, financial or otherwise, which could have a Material Adverse Effect.

         7.4. CONDUCT OF BUSINESS. The General Partner and the Borrower will do, and will cause each of their Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as it is presently conducted and, specifically, neither the General Partner, the Borrower nor their respective Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of office, industrial and retail properties and ancillary businesses specifically related thereto, except that the

Borrower and its Subsidiaries may invest in (i) land, (ii) non-office/ industrial/retail property holdings, (iii) stock holdings, (iv) mortgages and
(v) joint ventures and partnerships, PROVIDED that the total investment in any one of the first four of the foregoing categories does not exceed ten percent (10%) of Market Capitalization, the total investment in the fifth category (joint ventures and partnerships) does not exceed 20% of Market Capitalization, and the total investment in all of the foregoing investment categories in the aggregate is less than or equal to twenty-five percent (25%) of Market Capitalization. For the purposes of this SECTION 7.4, joint ventures and partnerships shall be valued in accordance with GAAP, non-revenue generating investments such as land and stock holdings shall be valued at the lower of acquisition cost or market value, and the value of all other investments shall be determined by capitalizing Property Operating Income from these assets at a rate of 9.5%. In the event of any disagreement as to how to value an investment, the judgment of the Administrative Agent shall prevail.

         7.5. TAXES. The General Partner and the Borrower will pay, and will cause each of their Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         7.6. INSURANCE. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the General Partner and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         7.7. COMPLIANCE WITH LAWS. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

         7.8. MAINTENANCE OF PROPERTIES. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

         7.9. INSPECTION. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, permit the Lenders, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the General Partner, the Borrower and each of their Subsidiaries, to examine and make copies of the books of accounts and other financial records of the General Partner, the Borrower and each of their Subsidiaries, and to discuss the affairs, finances and accounts of the General Partner, the Borrower and each of their Subsidiaries, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         7.10. MAINTENANCE OF STATUS. The General Partner shall at all times
(i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

         7.11. DIVIDENDS. Provided there is not a continuing Default under
SECTION 8.1 or Section 8.2, and there is not a continuing Default under
SECTION 8.3 relating to a breach of any of the covenants contained in
SECTION 7.20, the General Partner and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by the General Partner, PROVIDED, HOWEVER, that subject to the terms of the next sentence, in no event shall the General Partner or any of its Subsidiaries declare or pay dividends on their Capital Stock if dividends paid in any period of four fiscal quarters, in the aggregate, would exceed 90% of Funds From Operations for such period. Notwithstanding the foregoing, the General Partner shall be permitted to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust, PROVIDED there is NOT a continuing Default under SECTIONS 8.1 or 8.2.

         7.12. MERGER; SALE OF ASSETS. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Property, except for such transactions that occur between Wholly-Owned Subsidiaries, PROVIDED, HOWEVER, the General Partner or the Borrower may merge with or acquire other companies as partnerships so long as:

               (i) After giving effect to such merger or acquisition, no provision of this Agreement will have been violated;

               (ii) the General Partner and the Borrower will be surviving entities; and

               (iii) such merger is not accomplished through a hostile takeover.

The Borrower will notify all of the Lenders of all material acquisitions, dispositions, mergers or asset purchases regardless of whether or not the Required Lenders must first give their written consent.

         7.13. GENERAL PARTNER'S OWNERSHIP AND CONTROL OF BORROWER. The General Partner will not relinquish, and will not allow any reduction in, its ownership or control of the Borrower and will not allow or suffer to exist any pledge, other encumbrance or the conversion to limited partnership interests of any of the general partnership interests in the Borrower; PROVIDED that (i) the General Partner's ownership of the Borrower may be reduced to 67% by the issuance of additional limited partnership units so long as the General Partner remains the sole general partner of Borrower and (ii) the General Partner's ownership of the Borrower may be reduced to and/or below 67% by the conversion of a portion of the General Partner's general partnership interest in the Borrower into limited partnership interests and the transfer of such interests to a wholly owned Subsidiary of the General Partner so long as (a) the General Partner remains the sole general partner of Borrower and (b) such Subsidiary is a Subsidiary Guarantor and does not own any assets other than its limited partnership interest in the Borrower.

         7.14. SALE AND LEASEBACK. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, sell or transfer any of its Projects in order to concurrently or subsequently lease as lessee such or similar Projects.

         7.15. LIENS. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the General Partner, the Borrower or any of their Subsidiaries, except:

               (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

               (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

               (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the General Partner, the Borrower or their Subsidiaries;

               (v)    Liens existing on the date hereof and described in
                      SCHEDULE 2 hereto; and

               (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

         Liens permitted pursuant to this SECTION 7.15 shall be deemed to be "PERMITTED LIENS".

         7.16. AFFILIATES. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the General Partner's, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the General Partner, the Borrower or such Subsidiary than the General Partner, the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         7.17. INTEREST RATE HEDGING. The General Partner and the Borrower will not enter into or remain liable upon, nor will they permit any Subsidiary to enter into or remain liable upon, any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options unless such agreement, device or arrangement was entered into by the General Partner or the Borrower in the ordinary course of its business for the purpose of hedging interest rate risk to the General Partner or the Borrower.

         7.18. VARIABLE INTEREST INDEBTEDNESS. The General Partner shall not at any time permit the outstanding principal balance of Indebtedness of the General Partner and the Borrower and their Subsidiaries on a consolidated basis which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $775,000,000.

         7.19. CONSOLIDATED NET WORTH. The General Partner, as of the last day of any fiscal quarter, shall maintain a Consolidated Net Worth of not less than the sum of (i) an amount equal to eighty percent (80%) of the pro forma Consolidated Net Worth as of June 30, 1999, based on the assumtion the merger had been completed as of such date, but in no event less than $2,248,000,000, plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the General Partner or the Borrower (net of customary related fees and expenses) in connection with any offering of stock in the General Partner or partnership interests in the Borrower after the Closing Date.

         7.20. INDEBTEDNESS AND CASH FLOW COVENANTS. The General Partner on a consolidated basis with the Borrower and their Subsidiaries shall not, as of the last day of any fiscal quarter, permit:

               (i)    the ratio of EBITDA to Interest Expense to be less than
                      2.25 to 1.0 for the quarter then ended;

               (ii) the ratio of EBITDA to Fixed Charges to be less than 1.75 to 1.0 for the quarter then ended;

               (iii) Total Liabilities to exceed fifty-five percent (55%) of Market Capitalization;

               (iv) Consolidated Total Indebtedness to exceed fifty percent (50%) of Market Capitalization;

               (v)    the Value of Unencumbered Assets to be less than
                      1.85 times the Consolidated Senior Unsecured Indebtedness;

              (vi) the ratio obtained by dividing: (a) the Property Operating Income from all Unencumbered Assets by (b) Debt Service on Consolidated Unsecured Indebtedness to be less than 2.00 to
                     1.0 for the quarter then ended; or

              (vii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Market Capitalization.

         7.21. ENVIRONMENTAL MATTERS. The General Partner and the Borrower will and will cause each of their Subsidiaries to:

               (i) comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

               (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the General Partner has determined in good faith that contesting the same is not in the best interests of the General Partner, the Borrower and their Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect;

               (iii) defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the General Partner, the Borrower, their Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; and

               (iv) prior to the acquisition of a new Project after the Closing Date, perform or cause to be performed an environmental investigation, which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT G.

The indemnity contained in (iii) above shall continue in full force and effect regardless of the termination of this Agreement. In connection with any investigation pursuant to (iv) above, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon request, for informational purposes and to assure compliance with the specifications and procedures.

         7.22. CONTROL OF THE GENERAL PARTNER. The General Partner's management shall directly or indirectly control the ownership of a minimum 2,000,000 common shares of the General

Partner (or equivalent operating partnership units exchangeable for common shares), adjusted for stock splits, and the General Partner's management and directors shall directly or indirectly control ownership of a minimum 3,000,000 common shares of the General Partner (or equivalent operating partnership units exchangeable for common shares), adjusted for stock splits.

         7.23. SENIOR MANAGEMENT OF BORROWER. In the event that less than three of the following senior managers: Thomas Hefner, A. Ray Weeks, Jr., Darell Zink, Thomas D. Senkbeil, and Dennis D. Oklak are actively involved in the management of the Borrower, the Borrower will replace, at a minimum, all but one of the senior managers who have left with individuals who are satisfactory to the Required Lenders within 120 days after the date the second such senior manager ceases to be actively involved in the management of the Borrower.

         7.24. BORROWER'S PARTNERSHIP AGREEMENT. The General Partner shall not consent to any changes to Borrower's partnership agreement without the prior written consent of the Arrangers.

         7.25. GENERAL PARTNER'S ASSETS. The General Partner shall not invest in or own any material assets directly other than its partnership interest in Borrower.

         7.26. NOTICE OF RATING CHANGE. The Borrower shall notify the Administrative Agent promptly if there is any change in the long term unsecured debt rating from Moody's, Duff & Phelps or S&P of either the General Partner or the Borrower.

         7.27. YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         7.28. DELIVERY OF SUBSIDIARY GUARANTIES. Borrower may elect to cause any of its Subsidiaries to execute and deliver to the Administrative Agent a Subsidiary Guaranty.

         7.29. POST-CLOSING DELIVERIES. Within five (5) days after the date hereof, the Borrower shall deliver to the Administrative Agent with sufficient copies for the Lenders, certified copies of the articles of incorporation of the General Partner, the certificate of limited partnership of the Borrower and the certificate of merger of Borrower, each with all amendments and certified by the appropriate governmental officer of the State of Indiana as of a recent date. Within five (5) days after the date hereof, the Borrower shall deliver to the Administrative Agent with sufficient copies for the Lenders, certificates of good standing for the General Partner and the Borrower, certified by the appropriate governmental officer of the State of Indiana, and foreign qualification certificates for the General Partner and the Borrower, certified by the appropriate governmental officer, for each jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect. Within fifteen (15) days after the date hereof, the Borrower shall deliver to the Administrative Agent with sufficient copies for the Lenders, UCC financing statement, judgment, and tax lien searches with respect to the General Partner, the Borrower, Weeks and Weeks LP from the Secretary of State of the states in which the General Partner, the Borrower, Weeks or Weeks LP owns properties to the extent such searches are not available on the date hereof.

                                  ARTICLE VIII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         8.1. Nonpayment of any principal payment on any Note when due.

         8.2. Nonpayment of interest upon any Note or of any Facility Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         8.3. The breach of any of the terms or provisions of SECTIONS 7.2, 7.10 through 7.20, 7.23 through 7.25 and 7.29.

         8.4. Any representation or warranty made or deemed made by or on behalf of the General Partner, the Borrower or any of their Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         8.5. The breach (other than a breach which constitutes a Default under SECTION 8.1, 8.2, 8.3 or 8.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         8.6. Failure of the General Partner, the Borrower or any of their Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 for which liability is not limited to specific pledged collateral.

         8.7. The General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 8.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 8.8 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

         8.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value or any Substantial Portion of its Property, or a proceeding described in SECTION 8.7(iv) shall be instituted against the General Partner, the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

         8.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Projects of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

         8.10. The General Partner, the Borrower or any of their Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the General Partner, the Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         8.11. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the General Partner, the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $100,000 per annum.

         8.12. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the General Partner, the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000.

         8.13. Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems related to Projects of the Borrower and its Subsidiaries if the affected Projects have an aggregate book value in excess of $20,000,000.

         8.14. The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         8.15. The revocation or attempted revocation of the Guaranty.

         8.16. The occurrence of a default under (i) that certain $450,000,000 Second Amended and Restated Revolving Credit Agreement dated as of September 24, 1998 among the Borrower, the General Partner, First Chicago, individually and as administrative agent, and various other lenders and/or (ii) that certain $85,000,000 Unsecured Term Loan dated as of the date hereof among Borrower, Wachovia Bank, N.A. as agent, and various other lenders.


                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         9.1. ACCELERATION. If any Default described in SECTION 8.7 or 8.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within ten (10) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 8.7 or 8.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         9.2. AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of the Arrangers, waive any Default under, or modify or amend Sections 7.20(iii), (iv) or (v); and PROVIDED, FURTHER, HOWEVER, that no such supplemental agreement shall, without the consent of all
Lenders:

              (i)   Extend the Facility Termination Date (other than pursuant to
                    SECTION 2.25 of this Agreement) or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins on the underlying interest rate options or otherwise modify or add to such interest rate options, or extend the time of payment of any of the Obligations.

              (ii)  Release the General Partner from the Guaranty.

              (iii) Reduce the percentage specified in the definition of
                    Required Lenders.

              (iv)  Increase the amount of the Aggregate Commitment.

              (v) Permit the Borrower to assign or allow another Person to assume its rights under this Agreement.

              (vi)  Amend this SECTION 9.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment increasing the Commitment of any Lender shall be effective without the written consent of such Lender.

         9.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. TAXES. Any taxes (excluding federal, state and local income or franchise or other taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         10.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the General Partner, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the

Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof, except for the agreement of the Borrower to pay certain fees to the Administrative Agent and the agreement of the Administrative Agent to pay certain fees to the Lenders.

         10.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Indemnified Parties on demand for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and expenses for attorneys for the Indemnified Parties, which attorneys may be employees of the Indemnified Parties) paid or incurred by the Indemnified Parties (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Indemnified Parties and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses for attorneys for the Indemnified Parties and the Lenders, which attorneys may be employees of the Indemnified Parties or the Lenders) paid or incurred by the Indemnified Parties (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Indemnified Parties and each Lender and their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such entity is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

         10.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         10.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         10.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11. NONLIABILITY OF LENDERS. The relationship between the General Partner and the Borrower, on the one hand, and the Lenders, the Arrangers and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent, the Arrangers nor any Lender shall have any fiduciary responsibilities to the General Partner and the Borrower. Neither the Administrative Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         10.12. PUBLICITY. The Lenders shall have the right to do a tombstone publicizing the transaction contemplated hereby without the consent of the Borrower or General Partner.

         10.13. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         10.14. CONSENT TO JURISDICTION. THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS AND THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GENERAL PARTNER OR THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GENERAL PARTNER OR THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         10.15. WAIVER OF JURY TRIAL. THE GENERAL PARTNER, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ARRANGERS AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE XI

              THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS

         11.1. APPOINTMENT. Subject to the provisions of SECTION 11.11, The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE XI. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         11.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         11.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         11.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         11.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and so long as it exercises reasonable care in the selection of such parties, the Administrative Agent shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         11.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         11.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any reasonable amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Loan Documents, (ii) for any other reasonable out-of-pocket expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent, or (ii) any costs or expenses of the Administrative Agent's in-house legal staff and personnel. The obligations of the Lenders under this SECTION
11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9. RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent shall be deemed to have automatically resigned if it is no longer a Lender, such resignation in either case to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign or ceases to be a Lender, as the case may be. The Administrative Agent may be removed at any time with good cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, PROVIDED, HOWEVER, that Wells Fargo Bank, National Association (but not its successors and assigns) may, at its option, appoint itself as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed within 45 days, the Lenders shall perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank (or a subsidiary thereof) having capital and retained earnings of at least $500,000,000, except that if the successor Administrative Agent is a subsidiary of a bank, such capital and retained earnings requirement shall apply only to the parent bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent and the successor Administrative Agent shall pro rate any agency fees, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         11.12. NOTICE OF DEFAULTS. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         11.13. REQUESTS FOR APPROVAL. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request, provided the initial notice references such deemed approval.

         11.14. COPIES OF DOCUMENTS. Within fifteen Business Days after a request by a Lender to the Administrative Agent for documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender.

         11.15. DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this SECTION 11.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

                                  ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

         12.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. The Lenders agree for the benefit of each other Lender (but not the Borrower) that any set-off shall first be applied to the Obligations before being applied to any other Indebtedness owing to such Lender.

         12.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2. PARTICIPATIONS.

               13.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may sell participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Person to whom such a participating interest is sold is a "Participant". In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

               13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing such Loan.

               13.2.3 BENEFIT OF SETOFF. The General Partner and the Borrower each agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         SECTION 12.2 as if each Participant were a Lender.

         13.3. ASSIGNMENTS.

               13.3.1 PERMITTED ASSIGNMENTS. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may assign all or any portion (greater than or equal to $5,000,000 per assignee) of its rights and obligations under the Loan Documents. Any Person to whom such rights and obligations are assigned is a "Purchaser". Such assignment shall be substantially in the form of EXHIBIT H hereto or in such other form as may be agreed to by the parties thereto.

               The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, except no consent shall be required if a Default exists. Such consent shall not be unreasonably withheld.

               13.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as EXHIBIT I to EXHIBIT H hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by Section 13.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment (unless the assignment is to an affiliate of the Lender in which case no fee shall be charged), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         13.4. INTENTIONALLY OMITTED

         13.5. DISSEMINATION OF INFORMATION. The General Partner and the Borrower authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the General Partner, the Borrower and their Subsidiaries.

         13.6. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.22.

                                  ARTICLE XIV

                                     NOTICES

         14.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.17 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2. CHANGE OF ADDRESS. The General Partner, the Borrower, the Administrative Agent, the Arrangers and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrower, the Guarantor, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                   DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                   By:      DUKE-WEEKS REALTY CORPORATION, its General Partner

                            By:   /s/ Darell E. Zink, Jr.

                                ----------------------------------------------

                            Print Name:   Darell E. Zink, Jr.
                                        --------------------------------------

                            Title:       Exec VP and CFO
                                   -------------------------------------------


                   c/o Duke-Weeks Realty Corporation
                   8888 Keystone Crossing, Suite 1200
                   Indianapolis, Indiana  46240-2182

                   Attention:   Darell E. Zink, Jr.
                   Telephone:   (317) 808-6026
                   Facsimile:   (317) 574-3509



                   DUKE-WEEKS REALTY CORPORATION

                            By:    /s/  Darell E. Zink, Jr.
                                ----------------------------------------------

                            Print Name:  Darell E. Zink, Jr.
                                        --------------------------------------

                            Title:   Exec VP and CFO
                                   -------------------------------------------


                            8888 Keystone Crossing, Suite 1200
                            Indianapolis, Indiana  46240-2182

                            Attention:   Darell E. Zink, Jr.
                            Telephone:   (317) 808-6026
                            Facsimile:   (317) 574-3509

COMMITMENTS:

$41,000,000                 THE FIRST NATIONAL BANK OF CHICAGO,
                            Individually  and as Administrative Agent

                            By:
                                ----------------------------------------------

                            Print Name:
                                        --------------------------------------

                            Title:
                                   -------------------------------------------

                            One First National Plaza
                            Chicago, Illinois 60670

                            Attention:   Lynn Braun
                                         Real Estate Portfolio
                                           Management
                                         14th Floor
                            Telephone:   (312) 732-3827
                            Facsimile:   (312) 732-1117



$61,000,000                 WACHOVIA BANK, N.A., Individually

                            By:
                                ----------------------------------------------

                            Print Name: Steven B. Wood
                                        --------------------------------------

                            Title: Senior Vice President
                                   -------------------------------------------

                            191 Peachtree Street N.E.
                            Atlanta, Georgia 30303

                            Attention:   Steven B. Wood
                                         Senior Vice President
                            Telephone:   (404) 332-5671
                            Facsimile:   (404) 332-4066

$41,000,000                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            Individually and as Co-Syndication Agent

                            By:
                                ----------------------------------------------

                            Print Name:
                                        --------------------------------------

                            Title: Vice President
                                   -------------------------------------------

                            225 W. Wacker Drive
                            Suite 2550
                            Chicago, Illinois 60606

                            Attention:   John T. Mead, Jr.
                            Telephone:   (312) 269-4807
                            Facsimile:   (312) 782-0969



$31,500,000                 PNC BANK, NATIONAL ASSOCIATION,
                            Individually and as Co-Agent


                            By:
                                ----------------------------------------------

                            Print Name: Randall S. Cornelius
                                        --------------------------------------

                            Title: Assistant Vice President
                                   -------------------------------------------

                            Real Estate Banking
                            One PNC Plaza
                            249 Fifth Avenue
                            Mail Stop: P1-POPP-19-2
                            Pittsburgh, Pennsylvania 15222
                            Attention:   Terri Wyda
                                         Vice President
                            Telephone:   (412) 768-8782
                            Facsimile:   (412) 762-6500

$31,500,000                 FIRST UNION NATIONAL BANK,
                            Individually and as Co-Agent

                            By:
                                ----------------------------------------------

                            Print Name: John A. Schissel
                                        --------------------------------------

                            Title: Director
                                   -------------------------------------------

                            One First Union Center
                            NC 01 66
                            Charlotte, NC 28288-0166

                            Attention:   John A. Schissel
                                         Director
                            Telephone:   (704) 383-1967
                            Facsimile:   (704) 383-6205

$23,000,000                 BANK OF AMERICA NATIONAL TRUST AND
                            SAVINGS ASSOCIATION, Individually

                            By:
                                ----------------------------------------------

                            Print Name: Ronald B. Phemister
                                        --------------------------------------

                            Title: Vice President
                                   -------------------------------------------

                            Bank of America National Trust and
                              Savings Association
                            231 S. LaSalle Street, 12th Floor
                            Chicago, IL  60697

                            Attention:   Ronald B. Phemister
                                         Vice President
                            Telephone:   (312) 828-3974
                            Facsimile:   (312) 974-4970

$23,000,000                 SOUTHTRUST BANK, NATIONAL ASSOCIATION, Individually

                            By:
                                ----------------------------------------------

                            Print Name: Lynn W. Feuerlein
                                        --------------------------------------

                            Title: Group Vice President
                                   -------------------------------------------

                            420 N. 20th Street
                            11th Floor
                            Birmingham, AL  35203

                            Attention:    Lynn W. Feuerlein
                                          Group Vice President
                            Telephone:    (205) 254-5870
                            Facsimile:    (205) 254-8270



$23,000,000                 SUNTRUST BANK, ATLANTA, Individually

                            By:
                                ----------------------------------------------

                            Print Name: Randall W. Havens
                                        --------------------------------------

                            Title: First Vice President
                                   -------------------------------------------

                            50 Hurt Plaza
                            7th Floor
                            Atlanta, GA  30303

                            Attention:    Randall W. Havens
                                          First Vice President
                            Telephone:    (404) 588-7742
                            Facsimile:    (404) 827-6774

$15,000,000                 FIRST AMERICAN NATIONAL BANK, Individually

                            By:
                                ----------------------------------------------

                            Print Name: Gary Hollandsworth
                                        --------------------------------------

                            Title: Senior Vice President
                                   -------------------------------------------

                            300 Union Street
                            Nashville, TN 37237-0305

                            Attention:    Britin H. Boatright
                                          Vice President
                            Telephone:    (615) 748-2826
                            Facsimile:    (615) 748-2119



$10,000,000                 NATIONAL CITY BANK OF INDIANA, Individually

                            By:
                                ----------------------------------------------

                            Print Name: David Bartus
                                        --------------------------------------

                            Title: Vice President
                                   -------------------------------------------

                            101 W. Washington
                            Suite 200E
                            Indianapolis, IN 46255

                            Attention:     David Bartus
                                           Vice President
                            Telephone:     (317) 267-3755
                            Facsimile:     (317) 267-3987

                                    EXHIBIT A

                                  PRICING GRID

--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
Ratings:                              At least            At least           At least           At least         Below either
S&P, Duff & Phelps & Moody's          A- and A3        BBB+ and Baa1       BBB and Baa2       BBB- and Baa3      BBB- or Baa3
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------

Corporate Base Rate Margin*               0                  0                   0                  0                 40
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
LIBOR Margin*                            85                  90                 105                125                165
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------
Facility Fee Rate*                       10                  15                 15                 20                 25
--------------------------------  ------------------  -----------------  ------------------  ----------------  ------------------

-------------------------
* =   in basis points per annum

All margins and fees change effective on the next Business Day following any rating classification changes.

In the event of a rating agency downgrade, the Borrower, at Borrower's request, will receive a credit for any incremental borrowing cost should the rating agency(ies) restore the higher rating within a ninety day period. In the event that S & P, Duff & Phelps or Moody or any two of them shall cease to follow the REIT industry, Borrower or General Partner an alternate agency (or two alternate agencies if two of the existing rating agencies discontinue such ratings) will be selected that is mutually acceptable to the Required Lenders and the Borrower.

In the event of an express conflict or inconsistency between the terms of this Exhibit A and the Agreement, the terms of the Agreement shall prevail.

                                   EXHIBIT B-1

                                      NOTE

$                                                                July ___, 1999
 --------------------------


           Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Borrower") promises to pay to the order of_________________(the "Lender") the lesser of the principal sum of ______________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to ARTICLE II of the Revolving Credit Agreement hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

           The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

           This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement (as the same may be amended or modified the "Agreement") dated as of July ___, 1999 among the Borrower, Duke-Weeks Realty Corporation, as Guarantor and General Partner, The First National Bank of Chicago, individually and as Administrative Agent, Wells Fargo Bank, National Association, individually and as Co-Arranger, Banc One Capital Markets, Inc. as Lead Arranger and Joint Book Runner, Wachovia Securities, Inc. as Lead Arranger and Joint Book Runner and the other lenders named therein, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

           If there is an Event of Default or Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

           Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

           This Note shall be governed and construed under the internal laws of the State of Illinois.

           BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS PROMISSORY NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                        DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                                        By:  DUKE-WEEKS REALTY CORPORATION, its
                                             General Partner

                                             By:
                                                -------------------------------
                                             Print Name:
                                                        -----------------------
                                             Title:
                                                    ---------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                 NOTE OF DUKE-WEEKS REALTY LIMITED PARTNERSHIP
                            DATED ____________, 1999

------------------------  ----------------------  ----------------------  ----------------------  ----------------------
         DATE                   PRINCIPAL               MATURITY                MATURITY                 UNPAID
                                 AMOUNT                OF INTEREST              PRINCIPAL                BALANCE
                                 OF LOAN                 PERIOD                AMOUNT PAID
------------------------  ----------------------  ----------------------  ----------------------  ----------------------


------------------------  ----------------------  ----------------------  ----------------------  ----------------------


                                   EXHIBIT B-1

                              INTENTIONALLY OMITTED

                                   EXHIBIT C-1

                              INTENTIONALLY OMITTED

                                   EXHIBIT C-2

                              INTENTIONALLY OMITTED

                                   EXHIBIT C-3

                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                                 FORM OF OPINION

                                                                 July ___, 1999

The Administrative Agent and
 the Lenders who are parties to the
 Credit Agreement described below

Gentlemen/Ladies:

       We are counsel for Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), and Duke Realty Corporation, an Indiana corporation (the "General Partner" and, collectively with the Borrower, the "Duke Entities"), and have represented the Duke Entities in connection with their execution and delivery of a Revolving Credit Agreement among the Duke Entities, The First National Bank of Chicago, individually and as Administrative Agent, Banc One Capital Markets, Inc. as Lead Arranger and Joint Book Runner, Wachovia Securities, Inc., as Lead Arranger and Joint Book Runner, Wells Fargo Bank, National Association individually and as Co-Arranger, and the Lenders named therein, providing for Advances in an aggregate principal amount of up to $300,000,000 at any one time outstanding, dated as of July__, 1999 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

       We have examined the Duke Entities' articles of incorporation, by-laws, resolutions, certificate of limited partnership, partnership agreement, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         1. The General Partner, the Borrower and each of their Subsidiaries are either duly incorporated corporations or duly qualified and formed limited partnerships, validly existing and in good standing under the laws of their states of incorporation or formation.

         2. The execution and delivery of the Loan Documents by the Duke Entities and the performance by the Duke Entities of their obligations under the Loan Documents have been duly authorized by all necessary corporate action and/or proceedings on the part of the Duke Entities and will not:

            (a) require any consent of the Duke Entities' shareholders or limited partners;

            (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Duke Entities or any of their Subsidiaries or the Duke Entities' or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, or any indenture, instrument or agreement binding upon the Duke Entities or any of their Subsidiaries; or

            (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Duke Entities or any of their Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Duke Entities and constitute legal, valid and binding obligations of the Duke Entities enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation or proceeding against the Duke Entities or any of their Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Duke Entities or any of their Subsidiaries, is required to be obtained by the Duke Entities or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Duke Entities of their obligations under the Loan Documents.

         6. The General Partner qualifies as a real estate investment trust in accordance with all applicable requirements of the Internal Revenue Code.

       This opinion may be relied upon by the Administrative Agent, the Arrangers, the Lenders and their participants, assignees and other transferees.

                                           Very truly yours,

                                           ------------------------------------

                                    EXHIBIT E

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To: The First National Bank of Chicago,
     as Agent (the "Agent") under the Agreement
     Described Below

Re: Revolving Credit Agreement dated as of July ___, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement"), among Duke Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), Duke-Weeks Realty Corporation, an Indiana corporation, The First National Bank of Chicago, individually and as Administrative Agent, Banc One Capital Markets, Inc. as Lead Arranger and Joint Book Runner, Wachovia Securities, Inc. as Lead Arranger and Joint Book Runner, Wells Fargo Bank, National Association, individually and as Co-Arranger, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with SECTION 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with SECTION 2.17 of the Agreement.

Facility Identification Number(s)
                                  --------------------------------

Customer/Account Name
                      --------------------------------------------

Transfer Funds To
                  ------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

For Account No.
                --------------------------------------------------

Reference/Attention To
                       -------------------------------------------

Authorized Officer (Customer Representative)      Date
                                                       -------------------------

------------------------------------   -----------------------------------------
(Please Print)                                      Signature


Bank Officer Name                                 Date
                                                       -------------------------

------------------------------------   -----------------------------------------
(Please Print)                                      Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

To: The Administrative Agent and the Lenders who are parties to the Credit Agreement described below

       This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of July ___, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Borrower"), Duke Realty Corporation, an Indiana corporation ("General Partner"), The First National Bank of Chicago, individually and as Administrative Agent, Banc One Capital Markets, Inc. as Lead Arranger and Joint Book Runner, Wachovia Securities, Inc. as Lead Arranger and Joint Book Runner, Wells Fargo Bank, National Association, individually and as Co-Arranger, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected _____________________of the General Partner of the Borrower;

       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

       4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

       The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of ____________, ____.


                            DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                            By:  DUKE-WEEKS REALTY CORPORATION, its
                                 General Partner

                            By:
                                ----------------------------------------------

                            Print Name:
                                        --------------------------------------

                            Title:
                                   -------------------------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                 Schedule of Compliance as of _____________ with
              Provisions ______, ______, and _____ of the Agreement

                                    EXHIBIT G

             MINIMUM SPECIFICATIONS FOR ENVIRONMENTAL INVESTIGATIONS

                                    EXHIBIT H

                              ASSIGNMENT AGREEMENT

       This Assignment Agreement (this "Assignment Agreement") between _________ ______________ (the "Assignor") and (the "Assignee") is dated as of ___________,
____. The parties hereto agree
as follows:

1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include the consent of the Agent required by SECTION 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date,
(i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all CBR Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the LIBOR Interest Period therefor or
(b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "LIBOR Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the LIBOR Due Date. If the Assignor and the Assignee agree that the applicable LIBOR Due Date for such LIBOR Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such

LIBOR Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related LIBOR Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such LIBOR Loan for such period, shall be remitted to the Assignor. [In the event interest for any period from the Effective Date to but not including the LIBOR Due Date is not paid when due by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement.] In the event a prepayment of any LIBOR Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable LIBOR Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the LIBOR Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any LIBOR Loan prior to its LIBOR Due Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of CBR Loans or fees, or the LIBOR Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*EACH ASSIGNOR MAY INSERT ITS STANDARD PAYMENT PROVISIONS IN LIEU OF THE PAYMENT TERMS INCLUDED IN THIS EXHIBIT.

5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between
(i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of % rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of % rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the fee required to be paid to the Agent in connection with this Assignment Agreement.

6.   REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or
(vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                            [NAME OF ASSIGNOR]

                            By:
                                ----------------------------------------------

                            Title:
                                   -------------------------------------------

                                   -------------------------------------------

                                   -------------------------------------------



                            [NAME OF ASSIGNEE]

                            By:
                                ----------------------------------------------

                            Title:
                                   -------------------------------------------

                                   -------------------------------------------

                                   -------------------------------------------

                                   SCHEDULE 1

                             to Assignment Agreement

1. Description and Date of Credit Agreement:    Revolving Credit Agreement dated as of July ___, 1999 by and between the Duke-Weeks Realty Limited Partnership, Duke-Weeks Realty
                                                Corporation, as Guarantor and General Partner, the First National
                                                Bank of Chicago, individually and as Administrative Agent, Wells
                                                Fargo Bank, National Association, individually and as Co-Arranger,
                                                Banc One Capital Markets, Inc. as Lead Arranger and Joint Book
                                                Runner, Wachovia Securities, Inc. as Lead Arranger and Joint Book
                                                Runner and the other lenders names therein.


2. Date of Assignment Agreement: ______________, 19__

3. Amounts (As of Date of Item 2 above):

         a.       Aggregate Commitment
                  (Loans)* under
                  Credit Agreement                     $__________________

         b.       Assignee's Percentage
                  of the Aggregate Commitment
                  purchased under this
                  Assignment Agreement*                ______%

4. Amount of Assignee's (Loan Amount)**
   Commitment Purchased under this
   Assignment Agreement:                               $__________________

5. Proposed Effective Date:                            ___________________


Accepted and Agreed:

[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]

By:                                      By:
   --------------------------------            --------------------------------
Title:                                   Title:
      -----------------------------            --------------------------------

 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**  Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                    EXHIBIT I

                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT

                                                            _______________, ___

To:  [NAME OF ADMINISTRATIVE AGENT]

     ------------------------------
     ------------------------------


From:  [NAME OF ASSIGNOR] (the "Assignor")

       [NAME OF ASSIGNEE] (the "Assignee")

       1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to SECTION 13.3.2 of the Credit Agreement.

The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _________, ___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by SECTION 13.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by SECTION 13.3.2 of the Credit Agreement.

If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the

Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                         NAME OF ASSIGNEE

By:                                      By:
   --------------------------------            --------------------------------
Title:                                   Title:
      -----------------------------            --------------------------------

ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent

By:
   --------------------------------
Title:
      -----------------------------


                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT I

                              INTENTIONALLY OMITTED

                                    EXHIBIT J

                              INTENTIONALLY OMITTED

                                    EXHIBIT K

                           FORM OF SUBSIDIARY GUARANTY

       This Guaranty is made as of ________________, _____ by _________________, a ________________ ("GUARANTOR"), to and for the benefit of The First National Bank of Chicago, individually ("FIRST CHICAGO") and as administrative agent ("ADMINISTRATIVE AGENT") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "LENDERS").

                                    RECITALS

         A. Duke-Weeks Realty Limited Partnership, an Indiana limited partnership ("BORROWER"), Duke-Weeks Realty Corporation, an Indiana corporation (the "General Partner"), Banc One Capital Markets, Inc. ("BOCM") and Wachovia Securities, Inc. ("Wachovia") (collectively, the "Lead Arrangers" and "Joint Book Runners"), Wells Fargo Bank, National Association ("Wells Fargo") (the "Co-Arranger"), First Chicago, individually, and as Administrative Agent, and the Lenders have entered into a Revolving Credit Agreement dated as of July __, 1999 (as amended, modified or restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Lenders have agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $300,000,000 (the "Facility"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "NOTES").

         C. Guarantor is a Subsidiary of Borrower. Guarantor acknowledges that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Guarantor by making funds available to Guarantor through Borrower and by enhancing the financial strength of the consolidated group of which Guarantor and Borrower are members.

         D. SECTION 7.28 of the Credit Agreement permits Borrower to cause any of its Subsidiaries to execute and deliver a Subsidiary Guaranty to the Administrative Agent. After such execution and delivery, such Subsidiary's Projects will no longer be excluded from the definition of "Unencumbered Assets" solely because such Projects are directly owned by a Subsidiary. The execution and delivery of this Guaranty by Guarantor is made pursuant to such
SECTION 7.28.

                                   AGREEMENTS

         NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

         1. Guarantor absolutely, unconditionally, and irrevocably guarantees to each of the Lenders:

            (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

            (b) the payment of all Enforcement Costs (as hereinafter defined in PARAGRAPH 7 hereof); and

            (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this PARAGRAPH 1 are referred to herein as the "FACILITY INDEBTEDNESS." All obligations described in subparagraph (c) of this PARAGRAPH 1 are referred to herein as the "OBLIGATIONS." Guarantor and Lenders agree that Guarantor's obligations hereunder shall not exceed the greater of:
(i) the aggregate amount of all monies received, directly or indirectly, by Guarantor from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to Guarantor an amount equal to such non-paying guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

         2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

         3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in PARAGRAPH 2 above), notice of nonpayment (other than as provided for in PARAGRAPH 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Guarantor of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Guarantor their assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Guarantor further agrees that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Guarantor to enforce this Guaranty.

         4. Guarantor further agrees that Guarantor's liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Guarantor's obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Guarantor agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Guarantor hereby waives the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Event of Default exists under the Credit Agreement or the Loan Documents, and any such payments to Guarantor made while any Default or Event of Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Guarantor in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

         10. Guarantor hereby subordinates to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantor may have against Borrower arising from a payment made by

Guarantor under this Guaranty and agrees that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or the Lenders or any right of Guarantor or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

         11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

         12. Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

       To Guarantor:

                c/o Duke-Weeks Realty Corporation
                8888 Keystone Crossing, Suite 1200
                Indianapolis, Indiana 46240-2182

                Attention:     Darell E. Zink, Jr.

                Telephone:     (317) 808-6026
                Facsimile:     (317) 574-3509

       With a copy to:

                Bose McKinney & Evans
                8888 Keystone Crossing
                Suite 1500
                Indianapolis, Indiana 46240
                Attention:       James C. Carlino, Esq.

                Telephone:       (317) 574-3728
                Facsimile:       (317) 574-3716

       To First Chicago as Administrative Agent and as a Lender:

                The First National Bank of Chicago
                One First National Plaza
                Chicago, Illinois  60670
                Attention:       Lynn Braun
                                 Real Estate Portfolio Management

                Telephone:       (312) 732-3827
                Facsimile:       (312) 732-1117

       With a copy to:

                Sonnenschein Nath & Rosenthal
                8000 Sears Tower
                Chicago, Illinois  60606
                Attention:       Steven R. Davidson, Esq.

                Telephone:       (312) 876-8238
                Facsimile:       (312) 876-7934

       If to any other Lender, to its address set forth in the Credit Agreement.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

         16. GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.

                             ___________________________________, a __________

                             By:
                                ----------------------------------------------

                             Its:
                                ----------------------------------------------

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                                (See SECTION 6.7)

--------------------------  -----------------------  ------------------------  -----------------------  -----------------------
       INVESTMENT                   OWNED                   AMOUNT OF                 PERCENT              JURISDICTION OF
           IN                        BY                    INVESTMENT                OWNERSHIP              ORGANIZATION
--------------------------  -----------------------  ------------------------  -----------------------  -----------------------


--------------------------  -----------------------  ------------------------  -----------------------  -----------------------


                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                               (See SECTION 7.15)

--------------------------  -----------------------  ------------------------  -----------------------
                                                                                     MATURITY
       INDEBTEDNESS               INDEBTEDNESS               PROPERTY               AND AMOUNT
       INCURRED BY                  OWED TO                 ENCUMBERED            OF INDEBTEDNESS
--------------------------  -----------------------  ------------------------  -----------------------


--------------------------  -----------------------  ------------------------  -----------------------


                                   SCHEDULE 3

                               UNENCUMBERED ASSETS
                               (See SECTION 6.20)

      PROJECT NAME                                    DATE PLACED
      AND ADDRESS            TYPE OF PROJECT           IN SERVICE                  OWNED BY
----------------------  -----------------------  ------------------------  -----------------------

